EXHIBIT 99.1
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For Immediate Release:                        Contact: Michael R. Anastasio
                                                       Chief Accounting Officer
                                                       (914) 921-5147

                                                       For further information
                                                       please visit
                                                       WWW.GABELLI.COM
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          GABELLI EXPECTS TO REPORT THIRD QUARTER EARNINGS OF $0.39 TO
                            $0.41 PER DILUTED SHARE

Rye, New York, October 15, 2003 - Gabelli Asset Management Inc. (NYSE: GBL) said today that it expects to report earnings in line with analysts' estimates of $0.39 to $0.41 per diluted share for the third quarter.

The Company would like to establish a history of paying dividends. Accordingly, management is planning to recommend a nominal initial dividend to its Board of Directors for consideration at its next meeting. If approved, the Company may pay its first dividend in 2003. The holders of Gabelli Asset Management's Class B stock have, under certain conditions, waived their right to receive any cash dividend that may be payable in 2003.

Assets under management on September 30, 2003 were approximately $23.2 billion, up 14.9% from third quarter end 2002 assets of $20.2 billion and 3.2% ahead of the prior quarter end assets of $22.5 billion. This increase reflects the diversification of assets entrusted to us among various investment styles as well as the mix of our high net worth, institutional, mutual fund and alternative investment client base.

The Company expects to issue a complete earnings release during the week of October 27th.

Gabelli Asset Management Inc., through its subsidiaries, manages assets of mutual funds and closed-end funds (Gabelli Funds, LLC), partnerships (Alternative Investment Group) and private advisory accounts (GAMCO).
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SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

           Our disclosure and analysis in this press release contain some forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements because they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning. They also appear in any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance of our products, expenses, the outcome of any legal proceedings, and financial results. Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, there can be no assurance that our actual results will not differ materially from what we expect or believe. Some of the factors that could cause our actual results to differ from our expectations or beliefs include, without limitation: the adverse effect from a decline in the securities markets; a decline in the performance of our products; a general downturn in the economy; changes in government policy or regulation; changes in our ability to attract or retain key employees; and unforeseen costs and other effects related to legal proceedings or investigations of governmental and self-regulatory organizations. We also direct your attention to any more specific discussions of risk contained in our Form 10-K and other public filings. We are providing these statements as permitted by the Private Litigation Reform Act of 1995. We do not undertake to update publicly any forward-looking statements if we subsequently learn that we are unlikely to achieve our expectations or if we receive any additional information relating to the subject matters of our forward-looking statements.